REVOLVING CREDIT NOTE

$25,000,000                      Chicago, Illinois                March 25, 1998

            BUSINESS LOAN CENTER, INC., a Delaware corporation ("Borrower"), for value received, promises and agrees to pay to the order of TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"), at its offices located at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000), or so much thereof as may be advanced pursuant to the Loan Agreement hereinafter mentioned.

            All capitalized terms which are used but not defined in this Revolving Credit Note ("Note") shall have the same meanings as in the Loan Agreement of even date herewith, between Borrower, BLC Financial Services, Inc., a Delaware corporation, and Lender (such Loan Agreement, together with all amendments or supplements thereto, being referred to herein as the "Loan Agreement").

            In addition to the principal sum referred to in the first paragraph of this Note, Borrower also agrees to pay interest at the rates, and calculated in the manner, provided in the Loan Agreement. In no event shall the interest rate exceed the Highest Lawful Rate. In the event that the interest rate payable hereunder would, without giving effect to the previous sentence, exceed the Highest Lawful Rate, then, should any interest payable hereunder thereafter fall below the Highest Lawful Rate, interest shall continue to accrue at the Highest Lawful Rate until such time as Lender has received an amount of interest equal to what Lender would have received but for the limitation on the interest rate contained in this paragraph, at which time the interest payable shall again accrue at the rate otherwise provided for in the Loan Agreement until such interest rate again exceeds the Highest Lawful Rate, in which event the terms of this paragraph shall again apply.

            Accrued interest is due and payable monthly, the first such payment being due and payable on the first Business Day of the month next succeeding the month in which the date of this Note falls, and the remaining payments being due and payable on the first Business Day of each and every succeeding calendar month thereafter and at the maturity of this Note.

            Borrower may, at its option, prepay this Note at any time. Prepayment of this Note is subject to the terms and conditions set forth in the Loan Agreement, including Sections 2.6 and 2.11 thereof.

            Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, notice of dishonor, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder; provided, that the foregoing waivers shall not constitute a waiver of any notice that the holder hereof or Lender, as the case may be, is specifically required to deliver to Borrower under the Loan Agreement, the Security Agreement, or applicable law.

            If default is made in the payment of this Note (whether of principal, interest or other amounts) when due (regardless of how the maturity of this Note may be brought about) and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, or the holder of this Note otherwise attempts to enforce Borrower's Liabilities or such holder's rights hereunder, then Borrower agrees to pay to the holder of this Note all reasonable costs and expenses incurred by the holder, including, without limitation, reasonable attorneys' fees.

            This Note is issued pursuant to the Loan Agreement and is entitled to the benefits of the Loan Agreement and the Security Documents. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity hereof on the


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

occurrence of certain events specified therein, for interest rate provisions and computations and for all other pertinent purposes. Prior to the initial Revolving Loan hereunder or by reason of payments hereon, there may be times when no Liabilities are owing hereunder; but notwithstanding any such occurrence, this Note shall remain valid and shall be in full force and effect as to Revolving Loans made pursuant to the Loan Agreement subsequent to each such occurrence.

            This Note is secured by the Collateral described in the Security Documents executed in connection herewith for the benefit of Lender.

            THIS NOTE, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS ARE CONTRACTS MADE UNDER AND SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, AND ALL CLAIMS AND CAUSES OF ACTION RELATED HERETO AND THERETO, WHETHER SOUNDING IN CONTRACT OR IN TORT, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF ILLINOIS, AS SUCH LAWS ARE NOW IN EFFECT (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS) AND, WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO LENDER AND TO THE EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW; PROVIDED, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. IT IS THE INTENT OF BORROWER AND LENDER THAT THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN THIS NOTE, THE LOAN AGREEMENT, AND THE OTHER SECURITY INSTRUMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

            This Note has been delivered as of the date first written above.

                                    BUSINESS LOAN CENTER, INC.,
                                    a Delaware corporation.

                                    By:
                                       ---------------------------


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
                                          Robert F. Tannenhauser
                                          President


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

                          ACKNOWLEDGMENT OF INSTRUMENTS

STATE OF _________________    )
                              )     SS.
COUNTY OF __________________  )

      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

Signature                                 (Seal)
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